Exhibit 99

For immediate release	Contact: Joseph Fitzgerald
July 29, 2004	(310) 449-3660

MGM ANNOUNCES IMPROVED SECOND QUARTER RESULTS

Company continues to generate strong cash flow from operations

Los Angeles, CA – Metro-Goldwyn-Mayer Inc. (NYSE:MGM) today announced a sharply reduced net loss and $33.6 million of net cash provided by operating activities in the quarter ended June 30, 2004.

Second quarter revenues totaled $406.1 million, compared to $487.7 million in the prior year period. Last year’s second quarter revenues included $140.1 million in home entertainment revenues from Die Another Day, the most successful home entertainment release in the Company’s history.

The Company reported a reduced net loss of $19.7 million, or $0.08 per share, which included a non-cash charge of $7.0 million, or $0.03 per share, for the Company’s early election to expense employee stock options. The net loss of $133.6 million, or $0.55 per share, in the second quarter of 2003 included a loss of $93.1 million, or $0.38 per share, from the sale of the Company’s interest in three Rainbow Media cable networks.

Commenting on these results, Alex Yemenidjian, Chairman and Chief Executive, said: “Our ability to consistently generate cash flow afforded us the opportunity to reward our shareholders, yet again, with a tax-free, extraordinary dividend of $8.00 per share during the second quarter.”

-more-

Page 2 of 5 – MGM 2Q’04 Earnings Release

Chris McGurk, Vice-Chairman and Chief Operating Officer, added: “Our worldwide home entertainment business continues to post strong growth. In addition, our Stargate franchise has solidified its position as the most successful science-fiction programming on television today.”

OPERATING HIGHLIGHTS

•	MGM’s Walking Tall and United Artists’ Saved, released in the second quarter, will be profitable.

•	Worldwide DVD unit shipments in the quarter increased 11 percent to approximately 34 million.

•	Stargate SG-1 began its eighth season with the program’s highest ratings ever on the Sci-Fi Channel. The premiere episode was the highest rated series telecast in the history of the Sci-Fi Channel.

•	MGM Television’s new series, Stargate Atlantis, premiered on the Sci-Fi Channel one week after Stargate SG-1 and again delivered the Sci-Fi Channel’s highest ratings ever.

•	Dead Like Me successfully premiered its second season on Showtime to solid ratings and critical acclaim.

•	MGM Networks launched a branded channel in Spain in an alliance with Media Park, one of Spain’s leading cable television distributors.

•	In its Pan-Asian alliance with CNBC, MGM Networks expanded to Singapore and Macau.

•	In May, the Company paid an extraordinary dividend of $8 per share which qualified as a tax-free return of capital to shareholders.

more-

Page 3 of 5 – MGM 2Q’04 Earnings Release

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Direct. In addition, MGM has ownership interests in international television channels reaching over 100 countries around the globe. For more information on MGM, visit us online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

###

Page 4 of 5 – MGM 2Q’04 Earnings Release

Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarters and Six Months Ended June 30, 2004 and 2003

	Quarters Ended June 30,		Six Months Ended June 30,
In thousands, except share and per share data (unaudited)	2004	2003	2004	2003
Revenues:
Feature films	$347,451	$427,487	$756,275	$783,556
Television programming	44,492	50,149	91,076	81,677
Other	14,164	10,066	22,752	17,660

Total revenues	$406,107	$487,702	$870,103	$882,893

*EBITDA:
Feature films	$32,483	$8,421	$59,485	$(158)
Television programming	12,636	3,103	10,589	661
Other	6,742	7,464	11,984	10,901
General and administration expenses	(43,877)	(32,462)	(87,464)	(58,694)

EBITDA	7,984	(13,474)	(5,406)	(47,290)
Depreciation and non-film amortization	(3,743)	(5,013)	(7,169)	(10,252)

Operating income (loss)	4,241	(18,487)	(12,575)	(57,542)
Write-down on investment in cable channels	—	(93,059)	—	(93,059)
Equity in net earnings (losses) of investees	(614)	(1,211)	(1,813)	1,279
Interest expense, net of amounts capitalized	(20,752)	(18,863)	(21,839)	(36,812)
Interest and other income, net	2,044	3,069	3,989	6,377
Other non-recurring costs	(1,173)	—	(1,173)	—

Loss before provision for income taxes	(16,254)	(128,551)	(33,411)	(179,757)
Income tax provision	(3,412)	(5,028)	(7,525)	(9,644)

Net loss	$(19,666)	$(133,579)	$(40,936)	$(189,401)

Loss per share:
Basic and diluted
Net loss	$(0.08)	$(0.55)	$(0.17)	$(0.77)

Weighted average number of common shares outstanding:
Basic and diluted	235,961,448	244,807,107	236,803,698	246,628,261

* EBITDA, which is reconciled to operating loss and net loss in the above table, is defined as operating loss before depreciation. The Company believes that EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, net cash provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). The Company uses EBITDA as one of many measures to evaluate both the operating performance of its business segments and performance for compensation purposes. MGM believes that EBITDA is also used by many investors, equity analysts and others as a measure of performance to make informed investment decisions. The EBITDA presented may not be comparable to similarly titled measures reported by other companies.

Page 5 of 5 – MGM 2Q’04 Earnings Release

Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheet

June 30, 2004 and December 31, 2003

(In thousands, except share data)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$39,072	$61,894
Accounts and contracts receivable (net of allowance for doubtful accounts of $46,798 and $46,671, respectively)	553,612	615,907
Film and television costs, net	1,889,313	1,788,225
Investments in and advances to affiliates	23,535	24,050
Property and equipment, net	66,991	68,657
Goodwill	516,706	516,706
Other assets	39,201	31,132

	$3,128,430	$3,106,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$2,000,235	$813
Accounts payable and accrued liabilities	249,114	234,397
Accrued participants’ share	315,937	320,347
Income taxes payable	39,313	37,129
Advances and deferred revenues	96,966	72,908
Other liabilities	159,678	112,606

Total liabilities	2,861,243	778,200

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized, 251,960,505 shares issued	2,520	2,520
Additional paid-in capital	2,048,095	3,915,777
Accumulated other comprehensive income (loss)	(82)	2,046
Deficit	(1,548,509)	(1,507,573)
Less: treasury stock, at cost, 15,560,808 and 7,347,530 shares, respectively	(234,837)	(84,399)

Total stockholders’ equity	267,187	2,328,371

	$3,128,430	$3,106,571